Assured Guaranty Ltd. Reports Results for Fourth Quarter 2013 and Full Year 2013

•
Fourth quarter 2013 operating income[1] was $134 million, or $0.73 per share, compared with fourth quarter 2012 operating income of $184 million, or $0.95 per share. This brought FY 2013 operating income to $609 million, or $3.25 per share, compared with FY 2012 operating income of $535 million, or $2.81 per share.

•
Fourth quarter 2013 net income was $349 million, or $1.90 per share, compared with fourth quarter 2012 net income of $74 million, or $0.38 per share. This brought FY 2013 net income to $808 million, or $4.30 per share, compared with FY 2012 net income of $110 million, or $0.57 per share.

•	PVP[1] was $67 million in fourth quarter 2013, bringing FY 2013 PVP to $141 million.

Hamilton, Bermuda, February 26, 2014 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its subsidiaries, Assured Guaranty or the Company) announced today its financial results for the three-month period ended December 31, 2013 (fourth quarter 2013) and the year ended December 31, 2013 (FY 2013).

The Company reported operating income for fourth quarter 2013 of $134 million, or $0.73 per share, bringing operating income for FY 2013 to $609 million, or $3.25 per share. These compare with the three-month period ended December 31, 2012 (fourth quarter 2012) operating income of $184 million or $0.95 per share and the year ended December 31, 2012 (FY 2012) operating income of $535 million or $2.81 per share.

In fourth quarter 2013, the decline in operating income was due primarily to lower net earned premiums, partially offset by lower U.S. residential mortgage-backed securities (RMBS) loss expense. FY 2013 operating income was higher than FY 2012 operating income due primarily to lower loss expense from U.S. RMBS and losses incurred on Greek exposures in 2012.

Fourth quarter 2013 net income was $349 million, or $1.90 per share, compared with fourth quarter 2012 net income of $74 million, or $0.38 per share. The main driver of the increase in fourth quarter 2013 net income was high non-economic net unrealized fair value gains on credit derivatives in fourth quarter 2013 compared with losses in fourth quarter 2012. FY 2013 net income was $808 million, or $4.30 per share, compared with FY 2012 net income of $110 million, or $0.57 per share. The increase in net income for FY 2013 was due primarily to lower loss expense and non-economic net unrealized fair value gains in 2013 compared with high non-economic net unrealized fair value losses in 2012.

1 Operating income, PVP, adjusted book value and operating shareholders' equity are financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP) (non-GAAP financial measures). Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release and the tables within the press release for a definition of the non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, if available.

“For the fourth year in a row, Assured Guaranty produced operating income in excess of half a billion dollars,” said Dominic Frederico, President and CEO. “This is a tremendous achievement given the challenging economic times and turmoil in the financial guaranty industry.  It demonstrates how we have accurately assessed the market environment, defined our strategies accordingly and executed those strategies effectively.

“Interest rates remained low in 2013, constraining new business opportunities,” he added. “In this environment, we continued to pursue our alternative strategies of loss mitigation, insured portfolio deleveraging and capital management. During the year, we repurchased 12.5 million shares, which added $1.84 to adjusted book value per share and helped bring operating shareholders' equity to an all-time high of $33.83 per share.”

Table 1: Reconciliation of Net Income (Loss) to Operating Income
(in millions, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income (loss)	$349	$74	$808	$110
Less after-tax adjustments:
Realized gains (losses) on investments	22	1	40	(4)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	133	(92)	(40)	(486)
Fair value gains (losses) on committed capital securities (CCS)	10	(4)	7	(12)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	3	1	(1)	15
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	47	(16)	193	62
Operating income	$134	$184	$609	$535

Net income (loss) per diluted share	$1.90	$0.38	$4.30	$0.57
Operating income per diluted share	$0.73	$0.95	$3.25	$2.81

Diluted shares outstanding - GAAP and Operating	183.0	194.7	187.6	190.7

New Business Production

Table 2: Present Value of New Business Production (PVP)
and Gross Par Written
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

PVP
Public finance - U.S.
Assumed from Radian Asset Assurance Inc.	$—	$—	$—	$22
Other	61	37	116	144
Public finance non - U.S.	5	—	18	1
Structured finance - U.S.	1	32	7	43
Total PVP	$67	$69	$141	$210

Gross Par Written:
Public finance - U.S.
Assumed from Radian Asset Assurance Inc.	$—	$—	$—	$1,797
Other	2,743	3,641	8,671	14,364
Public finance non - U.S.	122	—	392	35
Structured finance - U.S.	—	400	287	620
Gross par written	$2,865	$4,041	$9,350	$16,816

U.S. public finance PVP increased in fourth quarter 2013 compared with fourth quarter 2012 primarily due to written business related to the debt restructurings of Jefferson County, Alabama, and Harrisburg, Pennsylvania. During FY 2013, non-U.S. public finance PVP increased to $18 million due to the guarantee of three U.K. infrastructure transactions, the first wrapped U.K. infrastructure bonds since 2008. For FY 2013, new business written remained in the single-A category, consistent with FY 2012.

Fourth Quarter 2013 Operating Income Highlights

Table 3 highlights the components of Assured Guaranty's operating income and provides reconciliations of GAAP income statements, as reported, to non-GAAP operating income results.

Table 3: Reconciliation of GAAP
to Non-GAAP Income Results
(in millions, except per share amounts)

	Quarter Ended December 31, 2013			Quarter Ended December 31, 2012
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$182	$(12)	$194	$218	$(103)	$321
Net investment income	107	0	107	103	4	99
Net realized investment gains (losses)	29	29	—	1	0	1
Net change in fair value of credit derivatives	229	201	28	(119)	(150)	31
Fair value gains (losses) on CCS	14	14	—	(6)	(6)	—
Fair value gains (losses) on FG VIEs	93	93	—	30	30	—
Other income (loss)	(5)	3	(8)	(4)	1	(5)
Total revenues	649	328	321	223	(224)	447

Expenses:
Loss expense:
Financial guaranty insurance	85	4	81	58	(50)	108
Credit derivatives	—	14	(14)	—	(19)	19
Amortization of deferred acquisition costs	4	—	4	0	—	0
Interest expense	19	—	19	21	—	21
Other operating expenses	52	—	52	49	—	49
Total expenses	160	18	142	128	(69)	197

Income (loss) before income taxes	489	310	179	95	(155)	250
Provision (benefit) for income taxes	140	95	45	21	(45)	66
Income (loss)	$349	$215	$134	$74	$(110)	$184

Diluted shares	183.0		183.0	194.7		194.7

Earnings per share, diluted	$1.90		$0.73	$0.38		$0.95

Components of fourth quarter 2013 operating income are compared with the same items in fourth quarter 2012.

•
Net earned premiums and credit derivative revenues: Net earned premiums on an operating income basis decreased to $194 million in fourth quarter 2013 from $321 million in fourth quarter 2012, due primarily to lower refundings and policy terminations and the scheduled amortization of the insurance portfolio. Credit derivative revenues decreased consistent with expectations as net par outstanding of the structured finance book of business has declined.

Table 4: Components of
Net Earned Premiums and Credit Derivative Revenues
(in millions)

	Quarter Ended December 31,
	2013	2012

Net earned premiums:
Scheduled amortization	$130	$168
Accelerations:
Refundings	32	59
Terminations	32	94
Total accelerations	64	153

Net earned premiums	$194	$321

Credit derivative revenue:
Scheduled amortization	$22	$29
Accelerations	6	2

Credit derivative revenue	$28	$31

•
Loss expense: Fourth quarter 2013 loss expense was $67 million ($52 million after tax, or $0.28 per share), compared with loss expense of $127 million ($88 million after tax, or $0.45 per share) in fourth quarter 2012. The decrease was due primarily to lower U.S. RMBS losses, partially offset by higher U.S. public finance losses. See Economic Loss Development below.

•	Income taxes: Fourth quarter 2013 effective tax rate on operating income was 25.2%, compared with 26.3% in fourth quarter 2012.

FY 2013 Operating Income Highlights

Table 5 highlights the components of Assured Guaranty's operating income and provides reconciliations of GAAP income statements, as reported, to non-GAAP operating income results.

Table 5: Reconciliation of GAAP
to Non-GAAP Income Results
(in millions, except per share amounts)

	Year Ended December 31, 2013			Year Ended December 31, 2012
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$752	$(59)	$811	$853	$(153)	$1,006
Net investment income	393	1	392	404	14	390
Net realized investment gains (losses)	52	56	(4)	1	(6)	7
Net change in fair value of credit derivatives	65	(56)	121	(585)	(712)	127
Fair value gains (losses) on CCS	10	10	—	(18)	(18)	—
Fair value gains (losses) on FG VIEs	346	346	—	191	191	—
Other income (loss)	(10)	(7)	(3)	108	11	97
Total revenues	1,608	291	1,317	954	(673)	1,627

Expenses:
Loss expense:
Financial guaranty insurance	154	(21)	175	504	(64)	568
Credit derivatives	—	1	(1)	—	(28)	28
Amortization of deferred acquisition costs	12	—	12	14	—	14
Interest expense	82	—	82	92	—	92
Other operating expenses	218	—	218	212	—	212
Total expenses	466	(20)	486	822	(92)	914

Income (loss) before income taxes	1,142	311	831	132	(581)	713
Provision (benefit) for income taxes	334	112	222	22	(156)	178
Income (loss)	$808	$199	$609	$110	$(425)	$535

Diluted shares	187.6		187.6	190.7		190.7

Earnings per share, diluted	$4.30		$3.25	$0.57		$2.81

Components of FY 2013 operating income are compared with the same items in FY 2012.

•
Net earned premiums and credit derivative revenues: Net earned premiums on an operating income basis decreased to $811 million for FY 2013 from $1,006 million for FY 2012, due primarily to the scheduled amortization of the insurance portfolio and lower refundings and policy terminations. Credit derivative revenues decreased consistent with expectations as net par outstanding of the structured finance book of business has declined.

Table 6: Components of
Net Earned Premiums and Credit Derivative Revenues
(in millions)

	Year Ended December 31,
	2013	2012

Net earned premiums:
Scheduled amortization	$548	$675
Accelerations:
Refundings	140	193
Terminations	123	138
Total accelerations	263	331

Net earned premiums	$811	$1,006

Credit derivative revenue:
Scheduled amortization	$100	$124
Accelerations	21	3

Credit derivative revenue	$121	$127

•
Other income (loss): Other income declined in FY 2013 compared with FY 2012 primarily due to commutation gains related to the reassumption of previously ceded books of business from two reinsurers in 2012.

•
Loss expense: FY 2013 loss expense was $174 million ($156 million after tax, or $0.83 per share), compared with loss expense of $596 million ($424 million after tax, or $2.22 per share) for FY 2012. The decrease was due primarily to U.S. RMBS representations and warranties (R&W) settlements in 2013 and losses on Greek exposures in 2012. These decreases were partially offset by higher U.S. public finance losses in 2013. See Economic Loss Development below.

•	Income taxes: FY 2013 effective tax rate on operating income was 26.7%, compared with 25.0% for FY 2012.

Economic Loss Development

Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that Assured Guaranty uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under GAAP. Table 7 provides a roll forward of net expected loss to be paid.

Table 7: Roll Forward of Net Expected Loss to be Paid on
Insurance Contracts and Credit Derivatives
(in millions)

Quarter Ended December 31, 2013

	Net Expected Loss			Net Expected Loss
Insurance Contracts and Credit	to be Paid as of September 30,	Economic Loss- Development/	Losses	to be Paid as of December 31,
Derivatives	2013	(Benefit)	(Paid)/ Recovered	2013

U.S. RMBS:
Before benefit for recoveries for breaches of R&W	$1,290	$(12)	$(73)	$1,205
Recoveries for breaches of R&W	(895)	(2)	185	(712)
U.S. RMBS after benefit for recoveries for breaches of R&W	395	(14)	112	493
Public finance	236	105	(20)	321
Other	175	(2)	(5)	168
Total	$806	$89	$87	$982

Year Ended December 31, 2013

	Net Expected Loss			Net Expected Loss
Insurance Contracts and Credit	to be Paid as of December 31,	Economic Loss- Development/	Losses	to be Paid as of December 31,
Derivatives	2012	(Benefit)	(Paid)/ Recovered	2013

U.S. RMBS:
Before benefit for recoveries for breaches of R&W	$1,652	$140	$(587)	$1,205
Recoveries for breaches of R&W	(1,370)	(296)	954	(712)
U.S. RMBS after benefit for recoveries for breaches of R&W	282	(156)	367	493
Public finance	59	256	6	321
Other	336	(44)	(124)	168
Total	$677	$56	$249	$982

Fourth Quarter 2013:

Total economic loss development was $89 million in fourth quarter 2013, primarily due to U.S. public finance losses related to (i) Puerto Rico, (ii) developments in Detroit's municipal bankruptcy proceedings and (iii) final settlement terms for Harrisburg, Pennsylvania's receivership.

FY 2013:

Total economic loss development was $56 million for FY 2013 primarily due to U.S. public finance losses, partially offset by U.S. RMBS R&W settlements.

Book Value Measurements and Share Repurchase Program

In 2013, the Company repurchased a total of 12.5 million common shares for approximately $264 million at an average price of $21.12 per share, which represented over 6% of shares outstanding.
Adjusted book value (ABV) per share was higher at December 31, 2013 than at December 31, 2012 due primarily to share repurchases. Operating shareholders' equity per share was also positively affected by the share repurchases and by positive operating income for FY 2013.

As of December 31, 2013, the Company had a share repurchase authorization of $400 million. The timing, form and amount of the share repurchases under the program are at the discretion of management and will depend on a variety of factors, including availability of funds at the holding companies, market conditions, the Company's capital position, legal requirements and other factors.

Table 8: Reconciliation of Shareholders' Equity to
Operating Shareholders' Equity and Adjusted Book Value
(in millions, except per share amounts)

	As of
	December 31, 2013	December 31, 2012

Shareholders' equity	$5,115	$4,994
Less after-tax adjustments:
Effect of consolidating FG VIEs	(172)	(348)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1,052)	(988)
Fair value gains (losses) on CCS	30	23
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	145	477
Operating shareholders' equity	6,164	5,830
After-tax adjustments:
Less: Deferred acquisition costs	161	165
Plus: Net present value of estimated net future credit derivative revenue	146	220
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,884	3,266
Adjusted book value	$9,033	$9,151

Shares outstanding at the end of the period	182.2	194.0

Per share:
Shareholders' equity	$28.07	$25.74
Operating shareholders' equity	33.83	30.05
Adjusted book value	49.58	47.17

Conference Call and Webcast Information:
The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Thursday, February 27, 2014. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-888-317-6016 (in the U.S.) or 1-412-317-6016 (International). A replay of the call will be available through May 1, 2014. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International); passcode 10041276. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's December 31, 2013 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd, for more information on the Company's financial guaranty portfolios, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 4Q 2013,” which lists the U.S. public finance new issues insured by the Company in fourth quarter 2013, and

•	“Structured Finance Transactions at December 31, 2013,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “December 31, 2013 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Net earned premiums	$182	$218	$752	$853
Net investment income	107	103	393	404
Net realized investment gains (losses)	29	1	52	1
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	2	(30)	(42)	(108)
Net unrealized gains (losses)	227	(89)	107	(477)
Net change in fair value of credit derivatives	229	(119)	65	(585)
Fair value gains (losses) on CCS	14	(6)	10	(18)
Fair value gains (losses) on FG VIEs	93	30	346	191
Other income (loss)	(5)	(4)	(10)	108
Total revenues	649	223	1,608	954

Expenses
Loss and LAE	85	58	154	504
Amortization of deferred acquisition costs	4	—	12	14
Interest expense	19	21	82	92
Other operating expenses	52	49	218	212
Total expenses	160	128	466	822

Income (loss) before income taxes	489	95	1,142	132
Provision (benefit) for income taxes	140	21	334	22
Net income (loss)	349	74	808	110
Less after-tax adjustments:
Realized gains (losses) on investments	22	1	40	(4)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	133	(92)	(40)	(486)
Fair value gains (losses) on CCS	10	(4)	7	(12)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	3	1	(1)	15
Effect of consolidating FG VIEs	47	(16)	193	62
Operating income	$134	$184	$609	$535

Assured Guaranty Ltd.
Consolidated Balance Sheets
(in millions)

	As of
	December 31, 2013	December 31, 2012
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,711	$10,056
Short-term investments, at fair value	904	817
Other invested assets	170	212
Total investment portfolio	10,785	11,085

Cash	184	138
Premiums receivable, net of ceding commissions payable	876	1,005
Ceded unearned premium reserve	452	561
Deferred acquisition costs	124	116
Reinsurance recoverable on unpaid losses	36	58
Salvage and subrogation recoverable	174	456
Credit derivative assets	94	141
Deferred tax asset, net	688	721
FG VIE assets, at fair value	2,565	2,688
Other assets	309	273
Total assets	$16,287	$17,242

Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$4,595	$5,207
Loss and LAE reserve	592	601
Reinsurance balances payable, net	148	219
Long-term debt	816	836
Credit derivative liabilities	1,787	1,934
Current income tax payable	44	—
FG VIE liabilities with recourse, at fair value	1,790	2,090
FG VIE liabilities without recourse, at fair value	1,081	1,051
Other liabilities	319	310
Total Liabilities	11,172	12,248

Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,466	2,724
Retained earnings	2,482	1,749
Accumulated other comprehensive income	160	515
Deferred equity compensation	5	4
Total shareholders' equity	5,115	4,994
Total liabilities and shareholders' equity	$16,287	$17,242

Explanation of Non-GAAP Financial Measures:

The Company references financial measures that are not in accordance with GAAP. Management and the board of directors utilize non-GAAP measures in evaluating the Company's financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented herein. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the after-tax realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders' Equity: Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buying or selling Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax unrealized gains (losses) on the Company's investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in-force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

1)	Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)	Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3)
Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net Present Value of Estimated Net Future Credit Derivative Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of PVP to Gross Written Premiums
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Total PVP	$67	$69	$141	$210
Less: financial guaranty installment premium PVP	7	33	26	45
Total: financial guaranty upfront gross written premiums	60	36	115	165
Plus: financial guaranty installment gross written premiums and other GAAP adjustments[1]	(2)	73	8	88
Total gross written premiums	$58	$109	$123	$253
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1.
Includes present value of new business on installment policies plus gross written premiums adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured; reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; the failure of Assured Guaranty to realize insurance loss recoveries or damages through loan putbacks, settlement negotiations or litigation; deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; increased competition, including from new entrants into the financial guaranty industry; rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in the Company’s investment portfolio and in collateral posted by and to the Company; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in the world’s credit markets, segments thereof or general economic conditions; the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance and tax laws; other governmental actions; difficulties with the execution of Assured Guaranty’s business strategy; contract cancellations; loss of key personnel; adverse technological developments; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes; other risks and uncertainties that have not been identified at this time; management’s response to these factors; and other risk factors identified in Assured Guaranty’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of February 26, 2014, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information:

Robert Tucker
Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@assuredguaranty.com